UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 12, 2023

Date of Report (Date of earliest event reported)

QOMOLANGMA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41518	86-3733656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1178 Broadway, 3rd Floor

New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

(646) 791-7587
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Share of Common Stock, $0.0001 par value, one redeemable warrant, and one right	QOMOU	The Nasdaq Stock Market LLC

Shares of Common Stock, $0.0001 par value	QOMO	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Share of Common Stock, at an exercise price of $11.50 per share	QOMOW	The Nasdaq Stock Market LLC

Rights to receive one-tenth (1/10th) of one Share of Common Stock	QOMOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On September 12, 2023, Qomolangma Acquisition Corp., a Delaware corporation (the “Company”), issued an unsecured promissory note (a “Working Capital Note”) in the principal amount of $150,000 to Qomolangma Investments LLC, a Delaware limited liability company (the “Sponsor”). The Working Capital Note was issued to provide the Company with capital to fund future extensions of the Company and additional working capital. A portion of the proceeds of the Working Capital Note will be deposited into the Company’s trust account to fund future extensions of the Company. The Company issued the Working Capital Note in consideration for a loan from the Sponsor to fund the Company’s future extensions and working capital requirements. The Working Capital Note bears no interest and is repayable in full upon the consummation of the Company’s business combination.

The Working Capital Note is filed as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment will allow the Company to undertake an initial business combination with an entity or business, with a physical presence, operation, or other significant ties to China (a “China-based Target”) or which may subject the post-business combination business to the laws, regulations and policies of China (including Hong Kong and Macao), or entity or business that conducts operations in China through variable interest entities, or VIEs, pursuant to a series of contractual arrangements with the VIE and its shareholders on one side, and a China-based subsidiary of the China-based Target, on the other side (the “Target Limitation Amendment Proposal”). A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On September 12, 2023, the Company held a special meeting of stockholders (the “Special Meeting”). On August 9, 2023, the record date for the Special Meeting, there were 4,808,976 issued and outstanding shares of the Company’s common stock (the “Common Stock”) entitled to vote at the Special Meeting, 99.69% of which were represented in person or by proxy.

The final results for the Company of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to undertake an initial business combination with an entity or business, with a physical presence, operation, or other significant ties to China (a “China-based Target”) or which may subject the post-business combination business to the laws, regulations and policies of China (including Hong Kong and Macao), or entity or business that conducts operations in China through variable interest entities, or VIEs, pursuant to a series of contractual arrangements with the VIE and its shareholders on one side, and a China-based subsidiary of the China-based Target, on the other side.	4,716,976	77,000	0

Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the Target Limitation Amendment Proposal or if the Company determines that additional time is necessary to effectuate the foregoing proposal.	4,508,476	285,500	0

The proposals described above were approved by the Company’s stockholders. The Company’s stockholders elected to redeem an aggregate 1,233,054 shares of common stock in connection with the Special Meeting.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment, dated September 12, 2023, to Amended and Restated Certificate of Incorporation of the Company
10.1	Promissory Note issued by the Company on September 12, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Qomolangma Acquisition Corp.

Dated: September 15, 2023	By:	/s/ Jonathan P. Myers
	Name:	Jonathan P. Myers
	Title:	Chief Executive Officer